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                              ARTHUR ANDERSEN LLP


                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of all our reports (and to all references to our firm) included in or made a part of this registration statement.

                                        /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
 June 11, 1999